                                                         FINANCIAL STATEMENT 1
                                                                   PAGE 1 OF 2

                        YANKEE ATOMIC ELECTRIC COMPANY
                                 BALANCE SHEET
                           AS OF SEPTEMBER 30, 1995


ASSETS AND OTHER DEBITS
-----------------------
UTILITY PLANT
   Electric plant in service                                   $    136,960
                                                               ------------
   Total utility plant                                              136,960
                                                               ------------
OTHER PROPERTY AND INVESTMENTS
   Non-utility property                                           1,448,595
   Less accumulated depreciation                                  1,073,979
                                                               ------------
   Subtotal                                                         374,616
   Decommissioning fund                                         104,897,970
   Other investments                                                267,887
                                                               ------------
     Total other property and investments                       105,540,473
                                                               ------------
CURRENT AND ACCRUED ASSETS
   Cash and temporary investments                                 9,609,619
   Accounts receivable                                           10,813,583
   Prepayments                                                      902,943
                                                               ------------
   Total current and accrued assets                              21,326,145
                                                               ------------
DEFERRED DEBITS
   Regulatory Assets
     Fuel                                                        15,639,598
     Decommissioning                                            213,440,003
     Other - shutdown related                                    25,631,268
     FAS No. 109 - deferred tax asset                             2,010,134
     DOE D & D assessment                                                46
     Unrecovered assets                                          28,494,254
                                                               ------------
   Total regulatory assets                                      285,215,303
                                                               ------------
   Deferred income tax-decommissioning                           11,348,905
   Deferred income tax-other                                    (13,707,034)
   Other                                                         (4,787,871)
                                                               ------------
   Total deferred debits                                        278,069,303
                                                               ------------
   TOTAL ASSETS AND OTHER DEBITS                               $405,072,881
                                                               ============

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

                                                         FINANCIAL STATEMENT 1
                                                                   PAGE 2 OF 2

                        YANKEE ATOMIC ELECTRIC COMPANY
                                 BALANCE SHEET
                           AS OF SEPTEMBER 30, 1995


LIABILITIES AND OTHER CREDITS
-----------------------------
PROPRIETARY CAPITAL
   Common stock, par value $100 per
     share; 153,400 shares authorized
     and outstanding                                           $ 15,340,000
   Retained earnings                                              9,278,497
                                                               ------------
   Total proprietary capital                                     24,618,497
                                                               ------------
LONG TERM DEBT
   Bank notes                                                             0
                                                               ------------
   Total long-term debt                                                   0
                                                               ------------
CURRENT AND ACCRUED LIABILITIES
   Long-term debt due within one year                                     0
   Notes payable                                                  5,500,000
   Accounts payable                                               1,919,327
   Accrued federal income taxes                                           0
   Accrued interest                                                 119,389
   Other                                                         (1,015,982)
                                                               ------------
   Total current & accrued liabilities                            6,522,734
                                                               ------------
DEFERRED CREDITS
   Regulatory Liabilities
     Fuel                                                        15,639,598
     Decommissioning                                            213,440,003
     Other - shutdown related                                    25,631,268
     Fas No. 109 - deferred tax liability                         2,366,780
                                                               ------------
   Total regulatory liabilities                                 257,077,649
                                                               ------------
   Unamortized investment tax credits                               238,517
   Decommissioning reserve                                      113,333,108
   Other                                                          3,282,376
                                                               ------------
   Total deferred credits                                       373,931,650
                                                               ------------
   TOTAL LIABILITIES AND OTHER CREDITS                         $405,072,881
                                                               ============





SUBJECT TO AUDIT AND ADJUSTMENT BY CERTIFIED PUBLIC ACCOUNTANTS
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